Labor Contract

Party A: Shangji Online (Beijing) Network Technology Co., Ltd.
Address: 2nd Floor, Building 6, Yuquan Industry Huigu Park 3 Minzhuang Road, Haidian District, Beijing
Legal Representative: CHENG Handong

Party B: WU Li (Employee)
Resident ID Card No.: 422201197809031346
Resident registration: Kaocheng City, Hubei Province
Contact Phone:

Based on the need of its business development, Party A will employ Party B as an employee of the company.  Party A and Party B, through friendly consultation on the equal basis, have reached the following agreement in accordance with the relevant State labor laws and statutes and regulations.

Article I Term of the Contract

1.           The two parties agree that the term of this contract shall be based on  (1) of the following:

(1)           Fixed term: 3 years from May 1, 2009 to April 30, 2012 (excluding probation period)

(2)           Unfixed term:

(3)           Term as required for completion of the assignment:

Article II Post and Scope of Work

2           Based on Party A's need, Party B will be employed and posted in the media department for media work; Party A shall have the right to promote Party B or adjust Party B's department or position based on the business need and on Party B's ability and performance.  Party B must not refuse any change and arrangement made by Party A,  and must perform the duties required of the new post and accept the salary after such change; such change in post and salary will be specified on the "Change and Adjustment Form."

3.           Party B must complete the quantity of work or tasks as required by Party A, meet the quality standards and take good care of the office items and office equipment within his working environment;

Article III Work Hours, Holidays and Vacation

4.           Pursuant to the relevant State regulations, Party A adopts the 5-day work week, with the number of working hours not more than 44 hours per week;

5.           Party A may arrange Party B for work in extended  hours or overtime work based on its business need and in accordance with the provisions of relevant laws;

6.           Party A will protect Party B's right to have rest and Party B is entitled to off days, holidays, marriage/bereavement days off and maternity leave in accordance with the law;

Article IV Compensation

7.           Party A will determine Party B's salary compensation and payment method according to the company's salary rate standard and evaluation method and in consideration of Party B's work performance in his post.  Party B's salary will be adjusted based on his achievement at work, its post and the company's operation conditions; however, his salary shall not be lower than the minimum salary standard set by the local government.  Party B must be responsible for his personal income tax levied on this salary income and Party A will withhold and pay such personal income tax on his behalf.

Employee salary is the company's confidential information and each employee shall have the obligation to keep it confidential and shall not reveal it.  If any employee is found to have revealed such information, the company reserves the right to take actions, including economic penalty of up to the total of the employee's previous 12-month's salary and dismissal.

8.           If Party A arranges work in extended hours or overtime work for Party B, such arrangement must be handled in reference of the "Employee Handbook."

Article V Insurance and Benefits

9.           During the term of the contract, Party A must process medical insurance, pension insurance, unemployment insurance and workmen compensation insurance for Party B in accordance with the relevant State regulations.  If Party B will participate in social labor insurance, Party A will deduct from his salary the amount for which he is personally responsible.

10.           During the term of the contract, Party B is entitled to other benefits set forth in the "Employee Handbook."

11.           If Party B contracts occupational disease or is injured at work, his salary and medical insurance will be handled in accordance with the relevant regulations of the State and Beijing government;

12.           If Party B is ill or is injured outside of work, his salary and medical insurance will be handled in accordance with the relevant regulations of the State and Beijing government; however, cases of Party B's self-mutilation, contracting disease or being injured not because of work, or any  injury or sickness as a result of his violating State laws and statutes are excepted;

13.           If Party B has already contracted certain disease, such that he does meet the health standard required of the Party A's post, and Party B withholds such information, he must be responsible for all the resulting expenses.

Article VI Rights and Obligations

14.           Party A's Rights

(1)           Party A has the right to formulate company rules and policies as standards for Party B's behavior in accordance with the law and statutes and supervise their implementation; Party A has the right to administer penalty if Party A violates the company's rules and regulations;

(2)           Provide education and training to Party B and supervise Party B in completing the required tasks according to the duties of his post.

(3)           During the term of the contract, Party A has the right to change or adjust Party B's post based on the business need;

15.           Party A's Obligations

(1)           Party A must conduct its business activities in accordance with and adherence to the relevant PRC laws and statutes;

(2)           Party A must abide by the State laws and statutes, establish company rules and policies and provide to Party B training on lawful behavior and disciplines, professional ethics and technical skills;

(3)           Party A must provide to Party B work environment, working condition, equipment and tools required for Party B's work.

16.           Party B's Rights

(1)           Party B is entitled to labor protection, insurance and vacations from Party A;

(2)           To receive compensation, bonus and subsidies in accordance with certain regulations;

(3)           To request mediation, arbitration or resort to legal proceedings in the event of any disputes during the term of the contract;

17.           Party B's Obligations

(1)           Party B must comply with the PRC laws and statutes, follow the company's rules and policies and abide by the labor disciplines;

(2)           Party B must have his own personal computer while working at the company and guarantee that all the software programs therein are duly licensed; Party B shall be responsible fro all the disputes, conflicts and legal liabilities arising from the use of such software programs;

(3)           During the term, and within one year after the dissolution, of this contract, Party B shall maintain confidentiality on all the company's commercial secrets and shall not use, or allow others to use or reveal to others, Party A's technological and operational information; Party B shall not engage in any part-time work for other companies and any work that competes with the company's business; "Others" include:

(a)           Anyone within the company not authorized by Party A to receive or use such information.

(b)           Anyone outside the company not authorized in writing by Party A to receive or use such information.

(4)           Within one year after the dissolution of this contract, Party B shall not access or provide to a third party any information regarding Party A's customers or clients obtained during the term of his employment.

(5)           When leaving his post, Party B must perform proper handover work and return to Party A all the records, notebooks and other material related to his field of work, including photo copies and software programs, to Party A;

Article VII Liability for Breach

18.           During the term of the contract, any of the following acts by Party B shall be considered a breach:

(1)           Dissolving this contract without authorization and prior notice;

(2)           Violating Party A's labor disciplines or operation policies;

(3)           Engaging in his own business of similar nature or accepting employment appointment at other companies in the similar business that compete with Party A;

(4)           Revealing the company's commercial secrets;

(5)           Other actions in violation of the provisions herein.

Upon the occurrence of any of the above, Party A shall have the right to suspend the payment of Party B's salary and demand Party B to be responsible for all the resulting loss.

Article VIII Revisions, Renewal, Termination and Dissolution of the Labor Contract

19.           Revision of the Labor Contract

Party A and Party B may revise certain relevant contents herein under the following circumstances:

(1)           Party A changes its business or adjusts its operation projects;

(2)           Party A and Party B both agree through consultation and on condition of not harming the interest of the State and that of both parties;

(3)           When certain provisions of the law or policies are revised or voided;

20.           Renewal of the Labor Contract

Toward the expiration of the term of this contract, if Party A has business need and Party B submits an application, this contract can be renewed after consultation between the two parties; the both parties hereto must express intent for renewing the contract 30 days prior to the expiration hereof.  This contract naturally terminates if the two parties fail to reach agreement regarding its renewal.

21.           Termination of the Labor Contract

(1)           When the term hereof expires or the tasks hereunder are completed, the performance of this contract is terminated;

(2)           When any occurrence of Force Majeure renders it impossible to perform this contract;

(3)           Upon confirmation by government authorities that Party A ceases to conduct its business, is shut down due to the expiration of the term of its joint operation or joint venture, declares or faces bankruptcy and is in the legally mandated reorganization period;

22.           Dissolution of the Labor Contract

(1)           This contract can be dissolved when both parties agree after consultation;

(2)           If Party B issues written notice 30 days in advance to Party A, this contract may be dissolved;

(3)           Upon the occurrence of any of the following, Party A may dissolve this contract:

(a)           Party B seriously violates the company's labor disciplines or rules and policies, is negligent of his duties, engages in fraud, thus causing material harm to the company's interest;

(b)           Party B establishes labor relationship with other companies during his term of this contract, thus causing material interference with performing his tasks and, when Party A's demands, refuses to correct his actions;

(c)           Party B causes Party A, by deceptive and fraudulent means, to enter into or revise this contract contrary to Party A's true intent;

(d)           Party B reveals Party A's technical and operational information during his term of employment;

(e)           Party B is pursued for criminal liabilities according to the law;

(4)           Upon the occurrence of any of the following, Party A may dissolve this contract after issuing a written notice to Party B 30 day in advance or after paying Party B one month's salary:

(a)           After required  period of treatment for illness or injury not related to work, Party B is unable to perform his original work and other work arranged by Party A;

(b)            Party B is incompetent for his work and is still incompetent after receiving training or changing of his post;

(c)           The occurrence of change in the objective situation, on which the execution of this contract is predicated, that renders it impossible to perform this contract, and the two parties fail to reach agreement on the revision of this contract after consultation.

(5)           In any of the following circumstances, Party A cannot dissolve this contract pursuant to provision 22.(4):

(a)           Party B is doing work with occupational disease hazard and has not received health checkup before leaving his post, or is suspected to have contracted occupational disease and is in the treatment or observation period;

(b)           It is confirmed that Party B has lost, or partially lost, his ability to work as a result of contracting occupational disease or suffering work-related injury;

(c)           Party B is in the required period of treatment for illness or injury not related to work;

(d)           Female employee during period of pregnancy, labor or maternity;

(e)           Party B has worked continuously for 15 years and in less than 5 years from the legal retirement age;

(f)           In other situations specified by the relevant provisions of the law and administrative statutes.

Article IX Resolution of Labor Disputes

23           All disputes arising from the performance of this contract must be submitted to the company's Labor Disputes Mediation Committee for mediation; if mediation fails and one of the parties hereto requests, any dispute must be submitted in writing to the competent Labor Dispute Arbitration Commission for arbitration within 60 days after its occurrence; if one party is not satisfied with the determination from the Commission, it may resort to legal proceedings at the people's court of Party A's location.

Article X Other Provisions

Article XI Miscellaneous

24           Other matters not covered herein should be handled or settled through consultation between the two parties in accordance with the relevant State law, statutes and regulation and with the rules and polices set forth in the "Employee Handbook."

25.           This contract is in duplicates, with one to each party.

Party A: /seal/ Shangji Online (Beijing) Network Technology Co., Ltd.
Legal Representative:
May 1, 2009

Party B: /s/ WU Li
May 1, 2009